EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-168984-01 on Form S-3 of our report dated February 26, 2013, relating to the consolidated financial statements and financial statement schedule of Sierra Pacific Power Company and subsidiaries appearing in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

February 26, 2013